UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2023

BRC Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41275	87-3277812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1144 S. 500 W

Salt Lake City, UT 84101

(Address of principal executive offices, including Zip Code)

(801) 874-1189

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	BRCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2023, the Board of Directors (the “Board”) of BRC Inc. (the “Company”) appointed Stephen Kadenacy as the Company’s Chief Financial Officer, effective September 18, 2023.

Mr. Kadenacy, 55, previously served as the Company’s Chief Executive Officer from its formation in October 2021 until the closing of its business combination with SilverBox Engaged Merger Corp I (“SilverBox”), Authentic Brands LLC, and the other parties thereto in February 2022. Mr. Kadenacy also served as the chief executive officer of SilverBox from March 2021 until the closing of the business combination. Mr. Kadenacy is a co-founder of SilverBox Capital LLC, which was part of SilverBox’s founder group, and has served as a managing member of SilverBox Capital and its predecessor since July 2017. Mr. Kadenacy also serves as chairman of Centerline Logistics Corp, a leading marine oil transportation services firm and ship assist company, a position he has held since July 2019, and as chairman and chief executive officer of SilverBox Corp III, a special purpose acquisition company that held its initial public offering in February 2023. Mr. Kadenacy served as chairman and chief executive officer of Boxwood Merger Corp. until its business combination and remained on the board of directors of the combined company, Atlas Technical Consultants, Inc. until April 2021. He also served as the chairman of Atlas’ compensation committee. Between May 2008 and July 2017, Mr. Kadenacy served in a number of senior leadership roles at AECOM (NYSE: ACM), a large engineering and technical services business, including as its president and chief operating officer from September 2015 to July 2017, president and chief financial officer from 2014 to 2015 and chief financial officer from 2011 to 2014. During his tenure at AECOM, the company grew from approximately $5 billion of revenues in 2008 to approximately $18 billion in 2017. Previously, Mr. Kadenacy was a partner at KPMG in economic consulting and served as a member of the boards of directors of ABM Industries (NYSE: ABM), a provider of facility management services, and the YMCA of Greater Los Angeles, and as a member of the board of trustees for UCLA’s Anderson School of Business. Mr. Kadenacy holds a Bachelor of Arts in Economics from the University of California Los Angeles and a Master of Business Administration from the University of Southern California.

Mr. Kadenacy will be entitled to an initial annual base salary of $475,000 and have a target bonus opportunity of 75% of base salary, payable upon the achievement of operational and financial targets established by the Compensation Committee of the Board. In connection with his appointment, Mr. Kadenacy will be entitled to receive $2,250,000 of stock options, which options will expire seven years after the date of grant, and $750,000 of restricted stock units. Such equity awards will vest in three equal annual installments commencing on the first anniversary of the date of grant. Mr. Kadenacy will not be eligible for additional equity awards under the Company’s annual equity incentive plan for the first two years of his employment. The foregoing description of Mr. Kadenacy’s compensation does not purport to be complete and is qualified in its entirety by reference to the full text of Mr. Kadenacy’s offer letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2023.

Mr. Kadenacy and the Company also entered into (i) an indemnification agreement, substantially in the form of the indemnification agreement filed as Exhibit 10.4 to the Company’s Form 8-K filed on February 10, 2022, and (ii) a severance and restrictive covenant agreement, substantially in the form of the severance and restrictive covenant agreement filed as Exhibit 10.2 to the Company’s Form 8-K filed on December 30, 2022. A description of the terms of the severance and restrictive covenant agreement is incorporated herein from the Company’s Form 8-K filed on December 30, 2022.

Mr. Kadenacy replaces Mark Weinsten, who served as the Company’s interim Chief Financial Officer since August 14, 2023. There are no family relationships between Mr. Kadenacy and any director or executive officer of the Company. There are no transactions between Mr. Kadenacy and the Company that would require disclosure under Item 404(a) of Regulation S-K, other than the business combination between the Company, SilverBox and Authentic Brands LLC, and the other parties thereto that closed in February 2022. Mr. Kadenacy had an interest in the business combination as a result of his holdings in and positions with SilverBox Capital LLC and certain of its affiliates, and following the closing of the business combination, Mr. Kadenacy directly or indirectly received approximately 867,000 shares of the Company’s Class A common stock. A description of the business combination is set forth in the Company’s Form 8-K filed on February 10, 2022.

In connection with Mr. Kadenacy’s appointment, Engaged Capital, LLC and Evan Hafer, the Company’s Chief Executive Officer, expressed their intention to Mr. Kadenacy to nominate him for election to the Board pursuant to the director appointment rights set forth in the Investor Rights Agreement dated February 9, 2022 among the Company and certain stockholders specified therein, following the end of Mr. Kadenacy’s tenure as Chief Financial Officer of the Company.

Item 7.01	Regulation FD Disclosure.

On September 11, 2023, the Company issued a press release announcing the appointment of Mr. Kadenacy as the Company’s Chief Financial Officer. The press release is being furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Press release dated September 11, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2023	BRC INC.

	By:	/s/ Evan Hafer
Evan Hafer
Chief Executive Officer